Exhibit 99.1

February 26, 2009

Preliminary 2008 Annual Results

Diligent Board Member Services Inc. (Diligent) is pleased to present its full year results for the year ended 31 December 2008. These results are presented in compliance with US GAAP and are currently in the process of US audit review and are therefore subject to audit adjustment.

Diligent’s 2008 financial year, its first full year as a listed company on the New Zealand Stock Exchange, was a year of record performance and growth mixed with unforeseen challenges and missed goals.

Key performance metrics improved well with net sales for the 2008 financial year of US$2.93 million compared with US$1.73 million for the prior year (including Company’s predecessor). More importantly, booked annualized license fees, which indicate the ongoing income generated by the Company, were US$3.85 million at yearend 2008 compared to US$2.06 million at yearend 2007. It was particularly encouraging that Diligent’s fourth quarter performance was the strongest since the inception of its predecessor in 2002.

Despite these solid results, the Company did not meet the expectation set at the time of its initial public offering (IPO) in December 2007. Unfortunately Diligent, whose core business is based in the US, was not immune to the devastating impact of the global financial crisis. The projections and expansion plans that seemed realistic and achievable at the time of Diligent’s IPO, and that were indeed warrantied to be achieved with 14 million shares by the founding shareholders, were curtailed in large part by this unforeseen financial tsunami.

Diligent’s plan had been to use the proceeds from the IPO to significantly expand its sales force and to aggressively target sales of its already successful and proven Boardbooks service in the US and internationally. Much of the infrastructure for this growth was set up in the first quarter of 2008.

In May of 2008 Diligent issued a market announcement that sales were not coming through at the pace expected and that it was unlikely the Company would reach the annual sales projections set forth in the November 2007 Investment Statement and Prospectus issued in connection with its initial public offering. Measures were initiated by the third quarter to scale back Diligent’s operating expenses and growth plans to align them with market conditions. These efforts, completed by year-end, will allow the company to grow in a more conservative manner than originally anticipated, but in line with the still impressive results exhibited in 2008.

In a further move to reduce operating expenses the number of members on the board decreased from nine to five with Edward Charlton and Guy Saxton, both based in the UK, and Brian Henry and Kevin Lawler each volunteering their board resignations.

Key executive appointments were also made during the year. Hunter Cohen was recruited as CFO. Based in New York, Hunter has more than 20 years experience in senior management positions, in both public and private companies much of which involved directing rapid growth in early stage companies. Diligent also internalized the role of group legal counsel with the appointment of Robert Norton as GC and company secretary, reducing the Company's costs related to external legal counsel.

Failing to meet the 31 December 2008 ALF targets outlined in the IPO prospectus resulted in the forfeiture by Diligent’s founding shareholders of 14 million shares, which had been held in an escrow account. In January 2009 it was announced that all of the 14 million shares would be returned and cancelled with immediate effect and that the number of shares on issue would reduce from 104,440,000 to 90,440,000 shares.

Though 2008 was an extremely challenging time for the Company, there are still many positives to take forward. During this period Diligent expanded the industry sectors that it has clients in to include energy, oil and gas, health care, and universities. In spite of the financial stress in the key US market, an impressive list of new clients were added, including several international brand names such as Burger King, Goodyear, and Guardian Life Insurance. Further inroads were also made into Canada with four major energy companies and one of Canada’s largest pension funds selecting the Boardbooks board portal to provide them with real time access to vital board materials.

Encouragingly, Diligent’s sales pipeline (all prospects who have expressed interest in Diligent Boardbooks) remains strong and continues to grow. In addition, a selling agreement with a leading Houston-based software solutions provider, Bridgeway Software, Inc, was also added later in the year, which we expect to further drive sales.

It appears that despite the dire world economic conditions, companies continue to implement and upgrade Diligent Boardbooks as a way to save costs, improve efficiencies and broaden their corporate governance and compliance standards. Diligent’s success continues to be based on its easy-to-use system that allows executives to efficiently manage communications with boards and to provide them with real-time access to vital board materials. Large organizations recognize Boardbooks as a cost effective and environmentally efficient solution to manage their many boards.

Diligent’s stated intention to continue to drive growth and realize its significant potential (albeit at a slower pace than what had been originally envisaged) requires additional funding. Though costs have been extensively cut to match the revised prospects, expenses associated with the Company’s original expansion plans have left a gap in the accounts to fund this growth. Coupled with this, compliance costs, of both listing in NZ and fulfilling the requirement to be registered in the US with the SEC, added to the expense burden beyond what was originally budgeted.

Subsequent to the 31 December 2008 balance date, Diligent announced details of a $US3 million capital infusion through the issue of new Diligent preferred stock to two US investors – Spring Street Partners L.P. ($US2 million) and Carroll Capital Holdings LLC ($US1 million). A shareholder vote will be held on March 11 as the final step to this funding.

The ability to attract new funds in the current climate is testament to the compelling business opportunity of Diligent’s offering. The funds will secure the Company’s financial position and strengthen the ongoing growth and development.

While Diligent has refocused its sales force mainly on the North American market, it has continued to successfully establish its presence in the worldwide marketplace and maintain its position as an industry leader.

With costs now matching the scale of the business and new cash reserves providing a platform to build the company with confidence, Diligent is in good shape to continue its impressive growth in 2009 and beyond.

Chairman’s Preliminary Annual Report

_______________________________

Rick Bettle

Chairman

Diligent Board Member Services, Inc.

Diligent Board Member Services Inc
Results for announcement to the market
Reporting Period	12 months to 31st December 2008
Previous Reporting Period	6 months to 30th June 2008

	Amount (000s)	Percentage change 2008 H2/H1
Revenue from ordinary activities	USD 2,930.7	126.8%
Profit (loss) from ordinary activities after tax attributable to security holder.	-USD 11,848.6	102.4%
Net profit (loss) attributable to security holders	-USD 11,848.6	102.4%

Interim/Final Dividend	Amount per security	Imputed amount per security
No dividend is payable

Record Date	Not applicable
Dividend Payment Date	Not applicable

Comments:

[Followed by the balance of the information required in the report pursuant to Appendix 1]

Diligent Board Member Services, Inc.

Consolidated Balance Sheets

December 31, 2008		December 31, 2007	
	(in US dollars)			
ASSETS				
Current assets:				
Cash and cash equivalents	$	1,265,347	$	13,675,080
Term deposit		58,150		76,780
Accounts receivable, net		360,180		266,976
Prepaid expenses and other current assets		222,617		87,352
Total current assets		**1,906,294**		**14,106,188**
Property and equipment, net		1,116,007		504,500
Note and accrued interest receivable from affiliate		7,161,791		6,715,232
Security deposits		246,685		43,741
Total assets	$	**10,460,777**	$	**21,369,661**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	256,319	$	447,532
Accrued expenses and other liabilities		147,841		83,703
Deferred revenue		601,408		226,678
Current portion of obligations under capital leases		114,308		105,355
Payables to affiliates		49,578		152,897
Total current liabilities		**1,169,454**		**1,016,165**
Non-current liabilities:				
Obligations under capital leases, less current portion		50,816		165,125
Total non-current liabilities		**50,816**		**165,125**
Total liabilities		**1,220,270**		**1,181,290**
Commitments and contingencies				
Stockholders' equity:				
Preferred Stock, $.001 par value				
50,000,000 shares authorized, none issued		-		-
Common Stock, $.001 par value, 200,000,000 shares				
authorized, 104,000,000 issued,				
90,440,000 and 104,000,000 outstanding		90,440		104,000
Additional paid-in capital		24,688,770		23,754,427
Accumulated deficit		(15,518,658)		(3,670,056)
Accumulated other comprehensive loss		(20,045)		-
Total stockholders' equity		**9,240,507**		**20,188,371**
Total liabilities and stockholders' equity	$	**10,460,777**	$	**21,369,661**
Net tangible assets per share	$	0.10	$	0.19

Diligent Board Member Services, Inc.

Consolidated Statements of Operations

Year ended December 31, 2008	Three months ended December 31, 2007
	(in US dollars)	
Revenues	$ 2,930,702	$ 515,103
Cost of revenues	1,878,027	324,029
Gross profit	1,052,675	191,074
Operating expenses:		
Selling and marketing expenses	6,216,087	987,043
General and administrative expenses	5,418,747	2,489,147
Research and development expenses	955,385	334,039
Depreciation and amortization	278,295	25,411
Total operating expenses	12,868,514	3,835,640
Operating loss	(11,815,839)	(3,644,566)
Other income (expenses):		
Interest income (expense), net	601,280	39,959
Foreign exchange transaction loss	(601,245)	(65,449)
Total other income (expenses)	35	(25,490)
Loss before provision for income taxes	(11,815,804)	(3,670,056)
Provision for income taxes	32,798	-
Net loss	$ (11,848,602)	$ (3,670,056)
Net loss per share (basic and diluted)	$ (0.12)	$ (0.05)
Weighted average shares outstanding (basic and diluted)	102,397,907	75,583,402

Diligent Board Member Services, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

and Comprehensive Loss

Diligent Board Member Services, Inc.

Consolidated Statements of Cash Flows

Diligent Board Member Services, Inc.

Preliminary Full Year Report Announcement

Additional information:

1.	Material acquisitions of subsidiaries:
                Name of subsidiary                                                                              Diligent Board Member Services NZ Ltd

                Percentage ownership acquired                                                        100%

                Contribution to consolidated net surplus (deficit)                         not material

                Date from which such contribution has been calculated              1/1/2008

2.	This preliminary full year report is based on financial statements which are in the process of being audited.